UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2014

ADVANCED CELL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Locke Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (508) 756-1212

_____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced appointment of Paul K. Wotton as Chief Executive Officer and President of Advanced Cell Technology, Inc. (the “Company”), the Board of Directors (the “Board”) of the Company appointed Dr. Wotton to serve as a director, effective July 31, 2014, until the next annual meeting of the Company’s stockholders, where he will stand for election. The appointment of Dr. Wotton as a director brings the size of the Company’s Board to six members.

At the time of this disclosure, Dr. Wotton was named to the pricing committee of the Board; no other committee assignments are contemplated at this time. There are no family relationships between Dr. Wotton and any director or executive officer of the Company. Other than as provided in the employment agreement between the Company and Dr. Wotton dated as of June 18, 2014 filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 24, 2014, Dr. Wotton has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2014	Advanced Cell Technology, Inc.

	By:	/s/ Edward Myles
Edward Myles Chief Operating Officer & Chief Financial Officer

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